EXHIBIT 5

BRAGAGNOLO & OVSENEK
#602 - 570 Granville Street
Vancouver, B.C. V6C 3P1

January 24, 2003

United States Securities and Exchange Commission
450— 5th Street N.W.
Washington, D.C.
U.S.A. 20549

Dear Sirs/Mesdames:

Re:   Silver Standard Resources Inc.
         Registration Statement on Form F-3

We are counsel to Silver Standard Resources Inc. (the “Company”), a company incorporated under the Company Act (British Columbia).

We refer to the filing by the Company of the above-captioned Registration Statement on Form F-3 (“Registration Statement”) under the Securities Act of 1933, as amended, covering the resale of an aggregate of 852,500 common shares without par value in the capital of the Company, comprised of 550,000 previously issued common shares (the “Shares”) in the capital of the Company and 302,500 commons shares (the “Warrant Shares”) in the capital of the Company to be issued upon the exercise of previously issued common share purchase warrants, as described in the Registration Statement.

We have examined the Articles of the Company, resolutions of the Board of Directors of the Company in respect of the issuance of the Shares and Warrant Shares and original, reproduced or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon the records of the Company and upon statements of officers and representatives of the Company and others.

Based on the foregoing, we are of the opinion that:

1.	the Shares have been duly issued by the Company as fully paid and non-assessable shares in the capital of the Company; and
2.	the Warrant Shares, when issued as described in the Registration Statement, will be duly issued by the Company as fully paid and non-assessable shares in the capital of the Company.

We hereby consent to your filing a copy of this Opinion as an exhibit to the Registration Statement.

Yours very truly,

/s/ Bragagnolo &Ovsenek, Solicitors
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Bragagnolo & Ovsenek, Solicitors